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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2001

LAUNCH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25273	95-4463753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Pennsylvania Avenue
Santa Monica, California 90404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 526-4300

(Former name or former address, if changed since last report)

Item 5. Other Events.

    On June 27, 2001, Launch Media, Inc. ("Launch") entered into an Agreement and Plan of Merger with Yahoo! Inc. and Jewel Acquisition Corporation (the "Merger Agreement"). The Merger Agreement is filed as an exhibit to the Current Report on Form 8-K filed by Launch on July 2, 2001 and is incorporated herein by reference. Concurrently with the execution of the Merger Agreement, Launch's executive officers, directors and other stockholders of Launch entered into a Stockholders Agreement in the form attached hereto as Exhibit 2.1, and certain other stockholders of Launch entered into a Stockholders Agreement in the form attached hereto as Exhibit 2.2. The introductory tables to each of the Stockholders Agreements are amended to reflect the addition of Softbank Capital Partners LP, Softbank Capital Advisors Fund, LP, and Softbank Capital LP (collectively, "Softbank Affiliates") as parties to that Stockholders Agreement attached hereto as Exhibit 2.1. Such agreements with Softbank Affiliates were entered into as of June 27, 2001 (the date of the Merger Agreement) but Launch was not aware of the execution of those Agreements on that date.

    Launch Media, Inc. ("Launch") security holders and any potential investors in Launch are advised to carefully read the tender offer statement on Schedule TO, the solicitation / recommendation statement on Schedule 14D-9 and any other documents Launch or Yahoo! Inc. files with the Securities and Exchange Commission in connection with the proposed tender offer or merger when they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when available) and other documents filed by Launch at the SEC's website at www.sec.gov. These documents (when available) may also be obtained for free by contacting Jeffrey M. Mickeal at (310) 526-4300 at Launch.

Item 7. Exhibits.

  2.1
  Form of Stockholders Agreement dated as of June 27, 2001, by and among Yahoo! Inc., Jewel Acquisition Corporation and certain stockholders of Launch Media, Inc.

  2.2
  Form of Stockholders Agreement dated as of June 27, 2001, by and among Yahoo! Inc., Jewel Acquisition Corporation and certain stockholders of Launch Media, Inc.

2

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUNCH MEDIA, INC.
Date: July 12, 2001	By:	/s/ JEFFREY M. MICKEAL Jeffrey M. Mickeal Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Form of Stockholders Agreement dated as of June 27, 2001, by and among Yahoo! Inc., Jewel Acquisition Corporation and certain stockholders of Launch Media, Inc.
2.2	Form of Stockholders Agreement dated as of June 27, 2001, by and among Yahoo! Inc., Jewel Acquisition Corporation and certain stockholders of Launch Media, Inc.

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SIGNATURES
EXHIBIT INDEX